Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the registration statement on Form S-1, Amendment No. 1, of Vision Sensing Acquisition Corp., of our report dated September 24, 2021 on our audit of the financial statements of Vision Sensing Acquisition Corp. as of September 2, 2021, and the related statements of operations, changes in stockholders’ equity and cash flows from August 13, 2021 (inception) through September 2, 2021, and the reference to us under the caption “Experts.”

Ocean, New Jersey

October 12, 2021